CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 759-0290
Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION TO SPEAK AT THE

KEEFE BRUYETTE & WOODS 2006 NEW YORK FIELD TRIP

LAKE SUCCESS, NY – May 5, 2006 — Flushing Financial Corporation (the "Company") (NASDAQ: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), announced that it will be making a presentation at the Keefe, Bruyette & Woods 2006 New York Field Trip on Tuesday, May 9, 2006.

John R. Buran, Flushing Financial's President and Chief Executive Officer, and David W. Fry, Flushing Financial’s Senior Vice President and Chief Financial Officer, will make the presentation in New York City.

WHO

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

WHAT	Presentation at the Keefe, Bruyette & Woods 2006 New York Field Trip.
WHEN/WHERE	May 9, 2006, 10:00 a.m., at the offices of Keefe, Bruyette & Woods in New York City.
PRESENTATION

The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingsavings.com, on Tuesday, May 9, 2006, and will remain available through June 30, 2006.

RECENT NEWS

•     April 26, 2006 - Flushing Financial Corporation names Maria A. Grasso Executive Vice President and Chief Operating Officer.

•     April 18, 2006 - Flushing Financial Corporation reports 2006 First Quarter Financial Results.

•     February 21, 2006 - Flushing Financial Corporation Increases Quarterly Dividend by 10% to $0.11 per Share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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